UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  October 12, 2010

VOLCAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141505	98-0554790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level 34, 50 Bridge Street Sydney, Australia	2000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +61-2-8216-0777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02      Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On October 12, 2010, the board of directors of Volcan Holdings, Inc.  (“Volcan” or the “Company”) concluded that its previously issued audited consolidated financial statements as of and for the year ended June 30, 2009, and that its unaudited consolidated financial statements for each of the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 should no longer be relied upon and need to be restated.

The restatements are due to the Company reevaluating its stage classification under “Securities Act Guide 7,” “Description of Property by Issuers Engaged or to be Engaged in Significant Mining Operations” from Exploration Stage to Development Stage under Paragraph (4) retroactive to fiscal years prior to June 30, 2009.  The financial statements included in Volcan’s Form 10-K for the fiscal year ended June 30, 2009, and its unaudited consolidated financial statements for each of the quarters ended September 30, 2009, December 31, 2009 and March 31, 2010 should, therefore, not be relied upon as filed. In addition, Volcan intends to use this new classification in the preparation of its Form 10-K for the fiscal year ended June 30, 2010.  Currently, Volcan is not aware of any other matters that would result in additional restatements of its previously issued financial statements. Further information regarding the restatements of 2009 and 2010 will be provided as such information becomes available.   The Company is presently unable to estimate the materiality of the classification change.

Volcan’s management, in consultation with the board of directors of Volcan, has discussed these restatements with Turner, Stone & Company, LLP, its independent registered public accounting firm engaged for the fiscal year ended June 30, 2010 and Li & Company, PC, its former independent registered public accounting firm.

The restated consolidated financial statements for the year ended 2009 will be filed with the Securities and Exchange Commission on a Form 10-K/A as of and for the year ended June 30, 2009, and the unaudited consolidated financial statements for each of the quarters will be filed on a Form 10-Q/A as of and for the three months ended September 30, 2009, a Form 10-Q/A as of and for the six months ended December 31, 2009 and a Form 10-Q/A as of and for the nine months March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLCAN HOLDINGS, INC.

Dated: October 14, 2010	By:	/s/ Pnina Feldman
Name: Pnina Feldman
Title: President